UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2017

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

800 Royal Oaks Drive, Suite 210
Monrovia, CA	91016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 357-9983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement.

On December 27, 2017, AeroVironment, Inc. (the “Company”) executed a Design and Development Agreement (the “DDA”) with HAPSMobile, Inc. (“HAPSMobile”).  Under the DDA, the Company will use its best efforts, up to a maximum net value of $65,011,481, to design and build prototype solar powered high altitude aircrafts (“Solar HAPS”) and ground control stations for HAPSMobile and conduct low altitude and high altitude flight tests of the prototype aircrafts.  Under the DDA, HAPSMobile has agreed to pay the Company all of the Company’s costs actually incurred in performing its obligations under the DDA, plus a percentage (profit) fee of such incurred costs.  HAPSMobile will pay the Company on a monthly basis for materials ordered throughout the program and make additional payments upon the achievement of certain milestones.  The DDA will remain in force until all work contemplated under the DDA is completed by the Company and all amounts owed to the Company for its performance under the DDA are paid by HAPSMobile to the Company.  The DDA may be terminated by either party for a material breach by the other party after a 60-day cure period, for a force majeure event resulting in a party not performing its obligations for a period longer than 180 days and for insolvency of the other party.  HAPSMobile may also terminate the DDA for convenience at any time.  In the event the DDA is terminated for any reason, the Company shall begin a 60-day ramp down process to wind down its performance obligations under the DDA.  The Company will be paid for all costs incurred during the ramp down period, plus the applicable fee.

In connection with the execution of the DDA, the Company, HAPSMobile and SoftBank Corp. executed an Intellectual Property License Agreement (the “IPLA”) on December 27, 2017 pursuant to which the Company and SoftBank each licensed certain of its background intellectual property to HAPSMobile.  Pursuant to the IPLA, HAPSMobile also granted a perpetual, exclusive license to the Company to all intellectual property (a) created by, for or on behalf of, assigned to, or otherwise owned by HAPSMobile under or in connection with a development or engineering agreement between HAPSMobile and either the Company or SoftBank, including the DDA, and (b) assigned, provided to or created by SoftBank under preliminary design agreements between the Company and SoftBank (collectively, “New Intellectual Property”), for non-commercial applications (except for non-commercial applications for the Japanese government).  Non-commercial applications (“Non-Commercial Applications”) are non-weaponized military or defense applications by or on behalf of, or substantially for the benefit of, any governmental, public entity and/or similar agency.  The license to the New Intellectual Property shall be non-royalty bearing until such time as revenue is generated from the use of the New Intellectual Property, at which time the royalty applied shall be on a FRAND (fair, reasonable and non-discriminatory) basis.  The IPLA shall remain in effect until the earlier of (i) HAPSMobile’s dissolution; (ii) the expiration or termination of the Joint Venture Agreement between the owners of HAPSMobile (described below); or (iii) the termination of the IPLA by any party for a material breach by another party after a 60-day cure period or by any party upon the insolvency of another party. The Company’s perpetual license to the New Intellectual Property shall survive the term or termination of the IPLA.  Each of the Company and SoftBank has the option to jointly, or singularly, purchase the New Intellectual Property if HAPSMobile ceases operations without the prospect of re-commencing operations.  If purchasing the New Intellectual Property singularly in such case, the purchase price for the New Intellectual Property shall be the total cost of the development of the New Intellectual Property (excluding costs associated with any and all hardware and any development of a payload) and, subject to the discretion of HAPSMobile’s steering committee, the costs related to Solar HAPS hardware in which case the Solar HAPS hardware would also be purchased.  Each of the Company and SoftBank also has the option to jointly, or singularly, purchase the New Intellectual Property if HAPSMobile’s steering committee decides not to commercialize the New Intellectual Property or agrees that either the Company or SoftBank may exercise its purchase rights to the New Intellectual Property.  If purchasing the New Intellectual Property singularly in such case, the purchase price for the New Intellectual Property shall be an amount determined by the steering committee.  If SoftBank and the Company jointly purchase the New Intellectual Property in either case, the purchase price for each of them will be an amount equal to the greater of 50% of (i) the total cost to develop the New Intellectual Property (excluding costs associated with any and all hardware and any development of a payload) or (ii) the fair market value of the New Intellectual Property.

HAPSMobile is a Japanese corporation that was formed in December 2017 and is 5% owned by the Company and 95% owned by SoftBank Corp. and is governed by a Joint Venture Agreement (the “JVA”) executed between the Company and SoftBank.  The Company purchased its 5% stake in HAPSMobile for 210,000,000 yen ($1.9 million) effective as of December 27, 2017.  Under the JVA, the Company committed to make additional capital contributions of 150,000,000 yen ($1.3 million) and 209,500,000 yen ($1.8 million) in or around April 2018 and January 2019, respectively, to maintain its 5% ownership stake.  Additionally under the JVA, the Company may purchase additional shares of HAPSMobile, at the same per share price for the purchase of its original 5% stake, to increase its ownership percentage of HAPSMobile to 19% prior to the first flight test of the prototype aircraft produced under the DDA. Pursuant to the JVA, HAPSMobile has exclusive right to the Solar HAPS in any application other than Non-Commercial Applications and for Non-Commercial Applications for Japan.  The Company has the exclusive rights the Solar HAPS for Non-Commercial Applications, except for Non-Commercial Applications for Japan, provided that if such Non-Commercial Applications have a material negative impact on HAPSMobile, the Company will cease activities causes such impact and work with HAPSMobile to eliminate any such negative impact.  Additionally, the Company has exclusive rights for the future design and manufacturing work of Solar HAPS aircraft if its quality, performance and cost for such work is competitive.

The foregoing descriptions of the DDA, IPLA and JVA do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements.  The Company intends to seek confidential treatment for certain portions of the DDA, IPLA and JVA , and subject to such confidential treatment, the Company will file the agreements as exhibits to its Quarterly Report on Form 10-Q for the quarter ending January 27, 2018.

Item 7.01 Regulation FD Disclosure.

The Company’s press release issued on January 3, 2018 announcing its entry into the DDA, IPLA and JVA and the transactions contemplated thereby is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	AeroVironment, Inc. press release dated January 3, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: January 3, 2018	By:	/s/ Wahid Nawabi
Wahid Nawabi
President and Chief Executive Officer